Exhibit 10.1

AMENDMENT TO STOCK PURCHASE AGREEMENT

This AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is entered into as of December 13, 2023, by and among (a) Universal Care, Inc. d/b/a Brand New Day, a California corporation (“BND”), (b) Central Health Plan of California, Inc., a California corporation (“CHP” and, together with BND, the “Companies” and each, a “Company”), (c) Bright Health Company of California, Inc., a California corporation (“Seller”), (d) Bright Health Group, Inc., a Delaware corporation (“Seller Parent”) and (e) Molina Healthcare, Inc., a Delaware corporation (“Purchaser”). The Companies, Seller, Seller Parent and Purchaser are sometimes referred to in this Amendment as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties are party to that certain Stock Purchase Agreement (the “Agreement”) dated as of June 29, 2023;

WHEREAS, Section 13.2 of the Agreement provides that the Agreement may be amended by written agreement of the Parties; and

WHEREAS, the Parties desire to amend the Agreement to reflect the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Purchase Agreement.

2.	Section 1.1 of the Purchase Agreement is hereby amended to add the following definitions:

“2025 Stars Condition” means the receipt by H0838 of a Part D Summary Rating for its Part D operations for contract year 2025 of at least 3 Stars from CMS.

“CHP Enrollee Adjustment” means the Purchase Price as adjusted downward by an amount equal to the product of (x) the Number of Membership Loss and (y) $4,762.

“CHP Enrollee Adjustment Estimate” has the meaning set forth in Section 2.3(b).

“Consolidation” means the consolidation of H0838 into H5649 effective on or prior to January 1, 2025.

“Consolidation Condition” means approval by each of CMS, DMHC and DHCS of the Consolidation.

“Consolidation and Adjustment Escrow Amount” means One Hundred Million Dollars ($100,000,000).

“Escrow Amount” means and One Hundred and Ten Million Dollars ($110,000,000).

“Escrow Release Conditions” means (a) the Consolidation Condition and (b) the 2025 Stars Condition.

“Initial Purchase Price” has the meaning set forth in Section 3.1(a)(i).

“Measurement Date” means October 31, 2024.

“Measurement Date Enrollees” means the Enrollees under the Payor Contracts as of the Measurement Date.

“Number of Membership Loss” shall mean the number of Measurement Date Enrollees in any county in which H0838 or H5649 operate as of the Closing Date but in which they must cease to operate because of a service area reduction that is necessary to effectuate the Consolidation.

3.	The definition of “Pending Claims” in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Pending Claims” has the meaning set forth in Section 2.3(c).”

4.	The definition of “Closing Date Enrollment File” in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Closing Date Enrollment File” means the most recently available CMS Monthly Membership Report file as of the Closing Date.”

5.	The definition of “Release Date” in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Release Date” has the meaning set forth in Section 2.3(c).”

6.	Subsection (i) of Section 2.3(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(i) pay to Seller the Estimated Purchase Price (minus the Escrow Amount) by wire transfer of immediately available funds to the account Seller designates in writing to Purchaser at least two (2) Business Days prior to the Closing Date;”

7.	Subsection (ii) of Section 2.3(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) deliver to the Escrow Agent an amount equal to the Escrow Amount, by wire transfer of immediately available funds into the escrow account established under the Escrow Agreement (the “Escrow Fund”);”

8.	Subsection (b) of Section 2.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b) If either the Consolidation Condition or the 2025 Stars Condition has been satisfied as of the Measurement Date, then within five (5) Business Days of the later to occur of (x) the date when the CHP Enrollee Adjustment becomes final and binding upon the Parties pursuant to this Section 2.3 and (y) the date on which the Final Purchase Price becomes final and binding upon the Parties pursuant to Section 3.3, Purchaser and Seller shall jointly instruct the Escrow Agent to disburse to:

(i) Seller an amount equal to:

(A)            the remaining portion of the Consolidation and Adjustment Escrow Amount after any payment made pursuant to Section 3.3, minus

(B)            the CHP Enrollee Adjustment, if any; and

(ii) Purchaser the CHP Enrollee Adjustment, if any.

No later than five (5) Business Days following the Measurement Date, Purchaser shall provide Seller its reasonable and good faith estimate of the CHP Enrollee Adjustment, including reasonable supporting detail to evidence the calculation thereof (“CHP Enrollee Adjustment Estimate”). Purchaser shall make appropriate personnel reasonably available (during normal business hours and in a manner not to interfere with normal business operations) to discuss Purchaser’s calculation of the CHP Enrollee Adjustment. Seller shall deliver in writing, and Purchaser shall consider, any reasonable changes that Seller proposes to the CHP Enrollee Adjustment Estimate (provided, that Seller has provided reasonable supporting detail to evidence its proposed calculation thereof) no later than five (5) Business Days after delivery of the CHP Enrollee Adjustment Estimate. If Seller does not deliver any written objections by the date five (5) Business Days after delivery of the CHP Enrollee Adjustment Estimate, then the CHP Enrollee Adjustment shall equal the CHP Enrollee Adjustment Estimate and shall become final and binding upon the Parties on such date. If Purchaser accepts all changes that Seller proposes to the CHP Enrollee Adjustment Estimate, then the CHP Enrollee Adjustment shall become final and binding upon the Parties on the payment date. Otherwise, the CHP Enrollment Adjustment shall be subject to a Notice of Disagreement and Proposed Adjustments by Seller pursuant to and in accordance with Section 3.3(b).

If neither of the Escrow Release Conditions has been satisfied as of the Measurement Date, then within five (5) Business Days of the Measurement Date Purchaser and Seller shall jointly instruct the Escrow Agent to disburse the Escrow Fund to Purchaser.”

9.	Section 2.3 of the Purchase Agreement is hereby amended and restated to add the following subsection (c):

“(c) Subject to the provisions of (i) Article XII and (ii) the Escrow Agreement, and solely to the extent the Escrow Fund is not payable in full to Purchaser pursuant to Section 2.3(b), on the date that is eighteen (18) months following the Closing Date (the “Release Date”), the Indemnity Escrow Amount shall be released and paid to Seller reduced by an amount equal to all amounts with respect to (A) which Purchaser Indemnified Parties have asserted a claim in writing pursuant to Article XII for, but not yet received, disbursement from the Indemnity Escrow Account, and (B) any unresolved claims of Purchaser Indemnified Parties for indemnification under Article XII of this Agreement (all such claims in clauses (A) and (B) being hereinafter referred to as “Pending Claims”). Subject to Section 2.3(b), promptly upon resolution pursuant to the Escrow Agreement and Article XII of this Agreement of any Pending Claims, all of the funds then remaining in the Indemnity Escrow Account that would have been released from the Indemnity Escrow Account to Seller as of such Release Date in the absence of such Pending Claim, that are not otherwise payable to the Purchaser Indemnified Parties in accordance with such resolution, shall immediately be released and paid to Seller.”

10.	Subsection (i) of Section 3.1(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Five Hundred Million Dollars ($500,000,000) (the “Base Purchase Price”)”.

11.	Section 3.1 of the Purchase Agreement is hereby amended and restated to delete subsection (b) from the Purchase Agreement (which for, the avoidance of doubt, shall be replaced with the word “Reserved”).

12.	Section 3.2 of the Purchase Agreement is hereby amended to delete the following words: “(subject to the execution of a customary confidentiality agreement with the Companies and customary work paper access letters, if requested)”.

13.	Subsection (d) of Section 3.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(d) If the Final Purchase Price is greater than the Estimated Purchase Price, then, within five (5) Business Days after the date on which the Final Purchase Price becomes final and binding upon the Parties pursuant to this Section 3.3, then Purchaser shall make a payment to Seller by wire transfer of immediately available funds an amount in cash equal to such difference (the “Positive Adjustment Amount”); provided, that in no event shall (x) the Positive Adjustment Amount exceed the Consolidation and Adjustment Escrow Amount and (y) Purchaser be obligated to pay any amount to the Escrow Agent pursuant to this Section 3.3(d) in excess of the Consolidation and Adjustment Escrow Amount.”

14.	Subsection (e) of Section 3.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(e) If the Final Purchase Price is less than the Estimated Purchase Price, then, within five (5) Business Days after the date on which the Final Purchase Price becomes final and binding upon the Parties pursuant to this Section 3.3, Purchaser and Seller shall jointly instruct the Escrow Agent to pay to Purchaser, out of the Consolidation and Adjustment Escrow Amount, an amount (the “Negative Adjustment Amount”) in cash equal to such difference, and if the Negative Adjustment Amount is less than the Consolidation and Adjustment Escrow Amount, then Purchaser and Seller shall jointly instruct the Escrow Agent to disburse the remaining portion of the Consolidation and Adjustment Escrow Amount to Seller; provided, that the Consolidation and Adjustment Escrow Amount shall be Purchaser’s sole source of recovery from Seller in the event of a Negative Adjustment Amount and, in no event shall Seller or Seller Parent be obligated to pay any amount to Purchaser pursuant to this Section 3.3(e) in addition to or in excess of the Consolidation and Adjustment Escrow Amount.”

15.	The following portions of the Purchase Agreement are hereby deleted from the Purchase Agreement: (a) the definition of “Star Condition Failure” in Section 1.1 of the Purchase Agreement, (b) Section 2.5(k) of the Purchase Agreement (which for, the avoidance of doubt, shall be replaced with the word “Reserved”), (c) Section 7.17 of the Purchase Agreement (Star Ratings) (which for, the avoidance of doubt, shall be replaced with the word “Reserved”), (d) Section 10.2(e) of the Purchase Agreement (Minimum Network Requirements) (which for, the avoidance of doubt, shall be replaced with the word “Reserved”), (e) Section 10.2(f) of the Purchase Agreement (Star Ratings) (which for, the avoidance of doubt, shall be replaced with the word “Reserved”), (f) Section 10.2(g) of the Purchase Agreement (Required Shared Assets) (which for, the avoidance of doubt, shall be replaced with the word “Reserved”), (g) Section 11.1(h) of the Purchase Agreement (Seller Star Ratings Termination) (which for, the avoidance of doubt, shall be replaced with the word “Reserved”) and (h) Section 11.1(i) of the Purchase Agreement (Purchaser Star Ratings Termination) (which for, the avoidance of doubt, shall be replaced with the word “Reserved”).

16.	All references in the Purchase Agreement to “Adjustment Escrow Amount” are hereby replaced with “Consolidation and Adjustment Escrow Amount”.

17.	The following is hereby added as Section 7.14(d) of the Purchase Agreement:

“(d) If at any time within twelve (12) months following the Closing Purchaser identifies any properties, assets or rights owned, leased, or licensed by Seller Parent or any of its Subsidiaries that were necessary and used to operate the Business immediately following the Closing in substantially the same manner as the Business is operated as of the date hereof and immediately prior to the Closing but that were not assigned, transferred, conveyed or delivered to the Companies prior to Closing (including (x) any portion of any Shared Contract with respect to a Company that was not assigned or transferred to the Companies prior to Closing and (y) other properties, assets or rights that were not identified prior to the Closing as necessary and used to operate the Business in substantially the same manner as its Business is operated as of the date hereof and immediately prior to the Closing),

Purchaser shall promptly notify Seller in writing of such determination and Seller Parent shall (and shall cause its Affiliates to), at Purchaser’s request, use its commercially reasonable efforts to split, license, assign, transfer or otherwise make available, as appropriate, such properties, assets or rights to the Companies and/or provide any cooperation reasonably requested by Purchaser in Purchaser’s efforts to replace such properties, assets or rights, in each case, at Seller Parent’s sole expense.”

18.	Section 7.16 of the Purchase Agreement is hereby amended and restated with the following:

“For twelve (12) months following the Closing, Seller shall use commercially reasonable efforts to provide (and cause its Affiliates to provide), to the extent within Seller’s control, such assistance, any cooperation reasonably requested by Purchaser in connection with Purchaser’s efforts to satisfy the Minimum Network Requirements applicable to the Business of the Companies.”

19.	The following is hereby added as a new Section 7.23 of the Purchase Agreement:

“Section 7.23. Consolidation. (a) Prior to the Closing, Seller shall (and cause its Affiliates to) pursue in good faith and use commercially reasonable efforts to and (b) following the Closing, Purchaser shall (and cause its Affiliates to) pursue in good faith and use commercially reasonable efforts to promptly obtain required regulatory approvals of and implement the Consolidation. In furtherance and not in limitation of the covenants of the Parties contained in this Section 7.23, the Parties shall (i) timely make (and, prior to Closing, Seller shall cooperate and consult with Purchaser in connection with) all filings and notifications and timely seeking all reasonable actions or nonactions, waivers, expirations or terminations of waiting periods, clearances, Consents or orders required to implement the Consolidation, (ii) respond reasonably promptly to inquiries from any Governmental Authority in connection with any filings or notifications made in order to implement the Consolidation and supply as promptly as practicable such information or documentation as may be requested by any Governmental Authority (including, but not limited to CMS, DMHC or DHCS) in connection with the Consolidation, and (iii) use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Consolidation, including by providing such reasonable cooperation or access to information as may be requested by the other Party. Purchaser shall make appropriate personnel reasonably available (during normal business hours and in a manner not to interfere with normal business operations) to provide additional information or explanation and answer any inquiries Seller may reasonably have (including, upon Seller’s request, by participating in telephonic meetings with Seller) with respect to the Consolidation and the status thereof.”

20.	Section 10.2 of the Purchase Agreement is hereby amended and restated to add the following subsections (h) and (i):

”(h) The number of Enrollees of BND and CHP, in the aggregate, as of the Closing Date shall be no less than 105,000 (as determined by using the Closing Date Enrollment File).”

“(i) If Purchaser has proposed any reasonable changes to the Estimated Closing Statement in accordance with the fourth sentence of Section 3.2, Seller shall have revised the Estimated Closing Statement to reflect such changes at least one (1) Business Day prior to the Closing.”

21.	The Parties agree that Exhibit B of the Purchase Agreement shall be updated to reflect the applicable terms as set forth in this Amendment.

22.	Except as expressly set forth herein, the Purchase Agreement shall be unmodified and shall continue in full force and effect in accordance with its terms. In addition, except as expressly said forth herein, this Amendment shall not be deemed a waiver of any term or condition of the Purchase Agreement and shall not be deemed to prejudice any right or rights which any Party may now have or may have in the future under or in connection with the Purchase Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time. Whenever in the Purchase Agreement or any certificate, letter, notice or other instrument or document reference is made to the Purchase Agreement, such reference without more shall be deemed to mean the Purchase Agreement as modified by this Amendment. Except as expressly provided herein, this Amendment shall not by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights contained in the Purchase Agreement, all of which are ratified and confirmed in all respects by the Parties and shall continue in full force and effect.

23.	The provisions of Sections 13.1 (Expenses), 13.2 (Amendments), 13.3 (Notices), 13.5 (Waivers), 13.6 (Assignment), 13.10 (Severability), 13.11 (Entire Agreement), 13.13 (Governing Law), 13.14 (Jurisdiction, Service and Venue), 13.15 (Waiver of Trial by Jury) 13.17 (Equitable Relief), and 13.20 (Counterparts) of the Purchase Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

MOLINA HEALTHCARE, INC.

By:	/s/ Mark Keim
Name: Mark Keim
Title: Chief Financial Officer

[Signature Page to First Amendment to Stock Purchase Agreement]

BRIGHT HEALTH GROUP, INC.

By:	/s/ Jeff Craig
Name: Jeff Craig
Title: General Counsel and Corporate Secretary

BRIGHT HEALTH COMPANY OF CALIFORNIA, INC.

By:	/s/ Jeff Craig
Name: Jeff Craig
Title: Secretary

UNIVERSAL CARE, INC.

By:	/s/ Jeff Craig
Name: Jeff Craig
Title: Secretary

CENTRAL HEALTH PLAN OF CALIFORNIA, INC.

By:	/s/ Jeff Craig
Name: Jeff Craig
Title: Secretary